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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the inclusion of our report dated February 20, 2001, except for the third paragraph of Note 1, as to which the date is April 20, 2001 with respect to the financial statements of E-Stamp Corporation for the year ended December 31, 2000 included in the Form 8-K of E-Stamp Corporation, filed with the Securities and Exchange Commission on May 9, 2001.


                                             Ernst & Young LLP

Palo Alto, California
May 8, 2001